Exhibit 99.9

        LENDINGTREE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE TO:

LENDINGTREE, INC.
C/O WACHOVIA BANK, N.A.
PROXY TABULATION
P.O. BOX 217950
CHARLOTTE, NC 28254-3555

-------------------------------------------------------------------------------------------------------------------------------------------

FOLD AND DETACH HERE

LENDINGTREE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, AUGUST 8, 2003

        The undersigned hereby appoints DOUGLAS R. LEBDA and KEITH B. HALL, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of the COMMON STOCK of the undersigned in LendingTree, Inc. at the Special Meeting of Stockholders to be held Friday, August 8, 2003, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, and the undersigned instructs said proxies to vote at the Special Meeting in accordance with the instructions below.

        The Board of Directors recommends voting FOR each item.

1.
CHARTER AMENDMENT: To approve and adopt an amendment to the Series A 8% Convertible Preferred Stock certificate of designations that is part of the Company's certificate of incorporation. The amendment is described in, and attached as Appendix A to, the accompanying Proxy Statement/Prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
MERGER AGREEMENT: To approve and adopt the Agreement and Plan of Merger, dated as of May 5, 2003, by and among USA Interactive (currently named InterActiveCorp), Forest Merger Corp. and Lending Tree, Inc. and the merger contemplated thereby. The merger agreement is described in, and attached as Appendix B to, the accompanying Proxy Statement/Prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed on the reverse)

LENDINGTREE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE TO:

LENDINGTREE, INC.
C/O WACHOVIA BANK, N.A.
PROXY TABULATION
P.O. BOX 217950
CHARLOTTE, NC 28254-3555

-------------------------------------------------------------------------------------------------------------------------------------------

FOLD AND DETACH HERE

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        Receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement/Prospectus is hereby acknowledged. This proxy will be voted as specified herein. IN THE ABSENCE OF SUCH SPECIFICATION, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

        Please date, sign exactly as printed below and return promptly in the enclosed postage-paid envelope.

Dated: , 2003.
Signature:
Signature:
(When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If a joint account, each joint owner should sign personally.)